STRUCTURED INVESTMENTS [GRAPHIC OMITTED]

Client Strategy Guide: July 2013 Offerings

                                                         Free Writing Prospectus
                                                             Dated July 12, 2013
                                           Registration Statement No. 333-178081
                                                      Filed Pursuant to Rule 433

[GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: July 2013 Offerings

Table of Contents

[GRAPHIC OMITTED]

Important Information Regarding Offering Documents........page 3
Selected Features and Risk Disclosures......................page 4
Structured Investments Spectrum...........................page 5

Tactical Offerings
Offerings with terms of 18 months or less

Leveraged Performance            PLUSSM based on the SandP 500(R) Index (SPX)
                                 by Morgan Stanley....................page 8

Strategic Offerings
Offerings with terms
of more than 18 months
Leveraged Performance     Buffered PLUSSM based on the SandP 500(R)
                          Index (SPX) by Morgan Stanley...........page 12
                          Trigger PLUSSM based on the WisdomTree Japan
                          Hedged Equity Fund (DXJ) by Morgan Stanley....page 14
                          Dual Directional Trigger PLUSSM based on the
                          SandP 500(R) Index (SPX) by Morgan Stanley....page 18

Market Linked Notes       Market-Linked Notes based on the Average Value on
                          Quarterly Determination Dates of the Dow Jones
                          Industrial AverageSM (INDU) by Morgan Stanley  page 22

-------------------------
Market-Linked Deposits -
FDIC Insured
-------------------------

Selected Risks and Considerations.........................page 26

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Important Information Regarding Offering Documents

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The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Wealth Management through the date when the ticketing closes for each offering. Morgan Stanley Wealth Management or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked
Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

For Registered Offerings Issued by Morgan Stanley:

Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Wealth Management will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number
1-800-584-6837. Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Selected Features and Risk Disclosures

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Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies and interest rates

o    Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Market-Linked Deposits - FDIC Insured, Market-Linked
Notes, Enhanced Yield, Leveraged Performance and Access.

Market-Linked Deposits - FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

?    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

?    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

?    May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

?    May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

?    May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Opportunities in U.S. Equities

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|_|  PLUSSM based on the SandP 500(R) Index (SPX) by Morgan Stanley

o    Leveraged exposure within a certain range of positive index performance and the same downside risk as a direct investment with 1-for-1 downside exposure; possibility of substantial loss of principal

o    May be appropriate for investors anticipating moderate appreciation of the
     SandP 500(R) Index and seeking enhanced returns within a certain range of positive index performance, in exchange for an appreciation potential limited by the maximum payment at maturity See "Risk Considerations" below

The PLUS are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to the maximum payment at maturity. However, if the underlying index has depreciated in value, investors will lose 1% for every
1% decline. The PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the underlying index. Investors may lose their entire initial investment in the PLUS. The PLUS are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.
These PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

|X|  You may lose your entire investment in the PLUS at maturity

|X|  Full downside exposure to the SandP 500(R) Index

|X|  Does not provide for current income; no interest payments

|X|  The appreciation potential of the PLUS is limited by the maximum payment at maturity

|X|  The market price of the PLUS will be influenced by several unpredictable factors

|X|  The PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the PLUS

|X|  The amount payable on the PLUS is not linked to the value of the underlying index at any time other than the valuation date

|X|  Investing in the PLUS is not equivalent to investing in the underlying index

|X|  Adjustments to the underlying index could adversely affect the value of the
     PLUS

|X|  The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the PLUS in the original issue price reduce the economic terms of the PLUS, cause the estimated value of the PLUS to be less pages than the original issue price and will adversely affect secondary market prices

|X|  The historical performance of the underlying index is not an indication of future performance

Additional risk factors can be found in the applicable pricing supplement and the following of this document

|X|  The estimated value of the PLUS is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price

|X|  The PLUS will not be listed on any securities exchange and secondary trading may be limited

|X|  The calculation agent, which is a subsidiary of the issuer will make determinations with respect to the PLUS

|X|  Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the PLUS

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

SandP 500(R) Index (SPX)

August    , 2014 (approximately 13 months)

300%

o    If Final Index Value is greater than Initial Index Value, $10 + Leveraged
     Upside Payment In no event will the Payment at Maturity exceed the Maximum
     Payment at Maturity.

o    If Final Index Value is less than or equal to Initial Index Value, $10 x
     Index Performance Factor This amount will be less than or equal to the
     Stated Principal Amount of $10.

$10 x Leverage Factor x Index Percent Increase

(Final Index Value - Initial Index Value) / Initial Index Value

The index closing value on the Pricing Date

The index closing value on the Valuation Date

August , 2014, subject to adjustment for non-index business days and certain market disruption events

$11.225 to $11.425 per PLUS (112.25% to 114.25% of the Stated Principal Amount).
The actual Maximum Payment at Maturity will be determined on the Pricing Date.

Final Index Value / Initial Index Value

$10 per PLUS

The PLUS will not be listed on any securities exchange.

This offering is expected to close for ticketing on Wednesday, July 31, 2013

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: July 2013 Offerings Page 12

Opportunities in U.S. Equities

Leveraged Performance

Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley

Strategy Overview	• Leveraged exposure to the underlying index up to a maximum payment at maturity, with full downside exposure to the extent a decline in the underlying index exceeds the buffer amount at maturity; possibility of substantial loss of principal • May be appropriate for investors who anticipate moderate appreciation of the S&P 500® Index and are willing to forgo some upside exposure (in the form of less leverage and/or a lower maximum payment at maturity, compared to a PLUS without a buffer) in exchange for limited protection against depreciation of the underlying index *See "Risk Considerations" below*
How do the Buffered PLUS℠ Work?	The Buffered PLUS offered are unsecured obligations of Morgan Stanley, will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus upside performance of the underlying index, subject to the maximum payment at maturity. If the underlying index has depreciated in value, but the underlying index has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. However, if the underlying index has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. **Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.** The Buffered PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlying index. The Buffered PLUS are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. **All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.**
Risk Considerations	✓ **You may lose 90% of your entire investment in the Buffered PLUS at maturity** ✓ Full downside exposure to the S&P 500® Index beyond the buffer amount ✓ Appreciation potential is limited by the maximum payment at maturity ✓ Does not provide for current income; no interest payments ✓ The market price will be influenced by many unpredictable factors ✓ **The Buffered PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS** ✓ The amount payable on the Buffered PLUS is not linked to the value of the underlying index at any time other than the valuation date ✓ Investing in the Buffered PLUS is not equivalent to investing in the underlying index ✓ Adjustments to the underlying index could adversely affect the value of the Buffered PLUS ✓ The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices ✓ The estimated value of the Buffered PLUS is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price ✓ The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited ✓ The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Buffered PLUS ✓ Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the Buffered PLUS ✓ The historical performance of the underlying index is not an indication of future performance *Additional risk factors can be found in the applicable pricing supplement and the following pages of this document*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2013

Morgan Stanley

SandP 500(R) Index (SPX)

January   , 2016 (approximately 2.5 years)

200%

10%

o    If the Final Index Value is greater than the Initial Index Value: $10 + the
     Leveraged Upside Payment In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.

o    If the Final Index Value is less than or equal to the Initial Index Value but has decreased from the Initial Index Value by an amount less than or equal to the Buffer Amount of 10%: $10

o    If the Final Index Value is less than the Initial Index Value and has decreased from the Initial Index Value by an amount greater than the Buffer
     Amount of 10%: ($10 x the Index Performance Factor) + $1.00 This amount will be less than the Stated Principal Amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.

$10 x Leverage Factor x Index Percent Increase

(Final Index Value - Initial Index Value) / Initial Index Value

The index closing value on the Pricing Date

The index closing value on the Valuation Date

January , 2016, subject to postponement for non-index business days and certain market disruption events

Final Index Value / Initial Index Value

$12.20 to $12.40 per Buffered PLUS (22% to 24% of the Stated Principal Amount).
The actual Maximum Payment at Maturity will be determined on the Pricing Date.

$1.00 per Buffered PLUS (10% of the Stated Principal Amount)

$10 per Buffered PLUS

The Buffered PLUS will not be listed on any securities exchange.

This offering is expected to close for ticketing on Wednesday, July 31, 2013

1    Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: July 2013 Offerings Page 14

Opportunities in International Equities

Leveraged Performance

Trigger PLUS℠ based on the WisdomTree Japan Hedged Equity Fund (DXJ) by Morgan Stanley

Strategy Overview

- Leveraged exposure and limited protection against negative performance of the underlying shares; possibility of substantial loss of principal
- May be appropriate for investors anticipating appreciation of the underlying shares and seeking enhanced returns for positive performance of the underlying shares and limited protection against loss of principal
- The loss protection applies only if the underlying shares close above the specified trigger level on the valuation date

See "Risk Considerations" below

How do the Trigger PLUS℠ Work?

The Trigger PLUS are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable product supplement for PLUS and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the shares of the WisdomTree Japan Hedged Equity Fund, which the issuer refers to as the underlying shares, have **appreciated** in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity. If the underlying shares have **remained unchanged or depreciated** in value but the final share price is greater than the trigger level, investors will receive the stated principal amount of their investment. However, if the underlying shares have **depreciated** in value so that the final share price is less than or equal to the trigger level, investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the share price over the term of the securities. This amount will be less than $8.00 and could be zero. Accordingly, you may lose your entire investment. The Trigger PLUS are for investors who seek a return based on the underlying shares and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies for a limited range of upside performance of the underlying shares and the limited protection against loss but only if the final index value is greater than the trigger level. The underlying shares are designed to provide exposure to a segment of the Japanese equity markets while attempting to mitigate the effects of future movements of the Japanese yen relative to the U.S. dollar as described herein. **Investors may lose their entire initial investment in the Trigger PLUS.** The Trigger PLUS are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Risk Considerations

- ✓ **You may lose your entire investment in the Trigger PLUS at maturity**
- ✓ Full downside exposure to the underlying shares if the underlying shares close at or below the trigger level
- ✓ The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments
- ✓ The market price of the securities will be influence by many unpredictable factors
- ✓ **The Trigger PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS**
- ✓ The currency hedge risk employed by the Fund may not sufficiently reduce its exposure to currency fluctuations
- ✓ The performance of the underlying shares will not likely benefit from the appreciation of the Japanese yen relative to the U.S. dollar
- ✓ There are risks associated with investments in securities linked to the value of foreign equity securities
- ✓ The underlying shares and the share underlying index are different and the performance of the underlying shares may not correlate with that of the share underlying index
- ✓ The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited
- ✓ Investing in the Trigger PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying index
- ✓ Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the Trigger PLUS
- ✓ The amount payable on the Trigger PLUS is not linked to the price of the underlying shares at any time other than the valuation date
- ✓ The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices
- ✓ The estimated value of the Trigger PLUS is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price
- ✓ The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares
- ✓ The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited
- ✓ The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Trigger PLUS
- ✓ Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the Trigger PLUS
- ✓ The historical performance of the underlying shares is not an indication of future performance

Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2013

Morgan Stanley

Shares of the WisdomTree Japan Hedged Equity Fund (the "Fund") (DXJ)

July    , 2015 (approximately 2 years)

150%

80% of the Initial Share Price

o    If the Final Share Price is greater than the Initial Share Price: $10 +
     Leveraged Upside Payment In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.

o    If the Final Share Price is less than or equal to the Initial Share Price but is greater than the Trigger Level: $10

o    If the Final Share Price is less than or equal to the Trigger Level: ($10 x
     Share Performance Factor) This amount will be less than the Stated
     Principal Amount of $10, and will represent a loss of at least 20%, and possibly all, of your investment.

$10 x Leverage Factor x Share Percent Increase

(Final Share Price - Initial Share Price) / Initial Share Price

Final Share Price / Initial Share Price

The closing price of one Underlying Share on the Pricing Date

The closing price of one Underlying Share on the Valuation Date times the
Adjustment Factor on such date

1.0, subject to adjustment in the event of certain events affecting the
Underlying Shares

July , 2015, subject to postponement for non-trading days and certain market disruption events

$13.30 to $13.50 per Trigger PLUS (133% to 135% of the Stated Principal Amount).
The actual Maximum Payment at Maturity will be determined on the Pricing Date.

$10 per Trigger PLUS

The Trigger PLUS will not be listed on any securities exchange.

This offering is expected to close for ticketing on Wednesday, July 31, 2013

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: July 2013 Offerings

Page 18

Opportunities in U.S. Equities

Leveraged Performance

Dual Directional Trigger PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley

Strategy Overview	• Uncapped leveraged exposure to, and limited protection against negative performance of, the underlying index; possibility of substantial loss of principal • Leverage feature only applies if the underlying index appreciates • Unleveraged positive return for a certain range of negative performance of the underlying index from the pricing date to the valuation date only if the underlying index closes at or above the specified trigger level on the valuation date • May be appropriate for investors who wish to outperform the underlying index in a moderately bullish or moderately bearish scenario *See "Risk Considerations" below*

How do the Dual Directional Trigger PLUS℠ Work?	Unlike ordinary debt securities, the Dual Directional Trigger Securities Based on the Value of the S&P 500® Index due July 31, 2018, which the issuer refers to as the securities, do not pay interest and do not guarantee the return of any principal at maturity. Instead, at maturity you will receive for each security that you hold an amount in cash based on the closing value of the S&P 500® Index, which the issuer refers to as the index, on the valuation date. At maturity, if the index has appreciated in value, you will receive the stated principal amount of your investment plus an amount based on the percent increase of the index. If the index has depreciated in value but by no more than 35%, you will receive the stated principal amount of your investment plus a positive return equal to the absolute value of the percentage decline. However, if the index has depreciated by more than 35%, you will be negatively exposed to the full amount of the percentage decline in the index and will lose 1% of your investment for every 1% of decline, without any buffer. **You may lose your entire initial investment in the securities.** The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the absolute return feature that applies to a limited range of performance of the index. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. **All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.**

Risk Considerations	✓ **You may lose your entire investment in the Trigger PLUS at maturity** ✓ Full downside exposure to the underlying index without buffer if the underlying index closes below the trigger level on the valuation date ✓ Does not provide for current income; no interest payments ✓ The market price of the Trigger PLUS will be influenced by many unpredictable factors ✓ **The Trigger PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS** ✓ The amount payable on the Trigger PLUS is not linked to the value of the underlying index at any time other than the valuation date ✓ Investing in the Trigger PLUS is not equivalent to investing in the underlying index ✓ Adjustments to the underlying index could adversely affect the value of the Trigger PLUS	✓ The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices ✓ The estimated value of the Trigger PLUS is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price ✓ The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited ✓ The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Trigger PLUS ✓ Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the Trigger PLUS ✓ The historical performance of the underlying index is not an indication of future performance *Additional risk factors can be found in the applicable pricing supplement and the following pages of this document*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2013

Morgan Stanley

SandP 500(R) Index (SPX)

July      , 2018 (approximately 5 years)

107% to 117%, to be determined on the Pricing Date

65% of the Initial Index Value

o        If the Final Index Value is greater than the Initial Index Value:
     $10 + Leveraged Upside Payment

o    If the Final Index Value is less than or equal to the Initial Index Value but greater than or equal to the Trigger Level: $10 + ($10 x Absolute Index
     Return) In this scenario, you will receive a 1% positive return on the
     Trigger PLUS for each 1% negative return on the Underlying Index. In no event will this amount exceed the Stated Principal Amount plus $3.50.

o    If the Final Index Value is less than the Trigger Level:

$10 x Index Performance Factor This amount will be less than the Stated
Principal Amount of $10, and will represent a loss of at least 35%, and possibly all, of your investment.

$10 x Leverage Factor x Index Percent Change

(Final Index Value - Initial Index Value ) / Initial Index Value

Final Index Value / Initial Index Value

The absolute value of the Index Percent Change. For example, a -5% Index Percent
Change will result in a +5% Absolute Index Return.

The Index Closing Value on the Pricing Date

The Index Closing Value on the Valuation Date

July , 2018, subject to postponement for non-index business days and certain market disruption events

$10 per Trigger PLUS

The Trigger PLUS will not be listed on any securities exchange.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Opportunities in U.S. Equities

[GRAPHIC OMITTED][GRAPHIC OMITTED]

|_|  Market-Linked Notes based on the Average Value on Quarterly Determination
     Dates of the Dow Jones Industrial AverageSM (INDU) by Morgan Stanley

o    Opportunity to gain exposure to the underlying index

o    Repayment of principal at maturity

o    The averaging feature means that any positive return based on the notes will be based on the average of the index closing values of the underlying index on 20 determination dates that occur each quarter during the term of the notes. Although investors can benefit from the averaging feature when the underlying index appreciates during the term of the notes but drops at maturity, the averaging feature can also reduce upside performance of the notes in bullish markets.

o    No exposure to any decline of the average index value below the initial index value if the notes are held to maturity See "Risk Considerations"
     below

The notes are unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the applicable product supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, the issuer will pay per note the stated
principal amount of $10 plus a supplemental redemption amount, if any, based on the arithmetic average of the index closing values of the underlying index on the twenty quarterly determination dates over the term of the notes. The notes are for investors who are concerned about principal risk but seek an equity index-based return, and who are willing to forgo current income in exchange for the repayment of principal at maturity plus a supplemental redemption amount, if any, based on an average of the index closing values on the twenty determination dates. The notes are notes issued as part of Morgan Stanley's Series F Global
Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.
These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

|X|  The notes do not pay interest and may not pay more than the stated
     principal amount at maturity

|X|  The supplemental redemption amount, if any, is based on the arithmetic average of the index closing values on the twenty determination other dates over the term of the notes and therefore the payment at maturity may be less than if it were based solely on the index closing value on the value of final determination date

|X|  The market price of the notes will be influenced by many unpredictable factors

|X|  The notes are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the notes

|X|  The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices

|X|  The estimated value of the notes is determined by reference to the issuer's pricing and valuation models, which may differ from those of dealers and is not a maximum or minimum secondary market price

|X|  Adjustments to the underlying index could adversely affect the the notes

|X|  You have no shareholder rights

|X|  Investing in the notes is not equivalent to investing in the underlying index

|X|  The notes will not be listed on any securities exchange and secondary trading may be limited

|X|  The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes

|X|  Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the notes

|X|  The historical performance of the underlying index is not an indication of future performance

Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Dow Jones Industrial AverageSM (INDU)

June , 2018 (approximately 4 years and 11 months)

The payment due at maturity per $10 Stated Principal Amount will equal:

$10 + Supplemental Redemption Amount, if any. In no event will the Payment at
Maturity be less than $10 per note.

(i) $10 times (ii) the Average Index Percent Change times (iii) the
Participation Rate, provided that the Supplemental Redemption Amount will not be less than $0.

100%

None

(Average Index Value - Initial Index Value) / Initial Index Value

The index closing value on the Pricing Date

The arithmetic average of the index closing values on the twenty specified
Determination Dates over the term of the notes

Quarterly on the day of each January, April, July and October, beginning on
October , 2013, provided that the Final Determination Date shall be June , 2018.
The Determination Dates are subject to postponement for non-index business days and certain market disruption events.

$10 per security

The securities will not be listed on any securities exchange.

This offering is expected to close for ticketing on Wednesday, July 31, 2013

1    Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Selected Risks and Considerations

[GRAPHIC OMITTED][GRAPHIC OMITTED]

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

     Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

     Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Wealth Management or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Wealth
Management or any other broker dealer were not to make a market in Structured
Investments, it is likely that there would be no secondary market for Structured
Investments.

     Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

[GRAPHIC OMITTED][GRAPHIC OMITTED]

 Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Wealth Management and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Wealth Management or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked.
Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally.
Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

     Hedging and Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

     Commissions and Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the principal amount of each MLD and, if applicable, the minimum index interest.
In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal Amount of the
MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: July 2013 Offerings Page 28

IMPORTANT INFORMATION AND QUALIFICATIONS:

This material was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC (together with its affiliates hereinafter, "Morgan Stanley Wealth Management," or "the firm"). Morgan Stanley Wealth Management was formed pursuant to a Joint Venture between Citigroup Inc. and Morgan Stanley & Co. LLC ("Morgan Stanley & Co."). This material was not produced by a research analyst of Morgan Stanley & Co., Citigroup Global Markets Inc., ("Citigroup") or Morgan Stanley Wealth Management, although it may refer to a Morgan Stanley & Co., Citigroup, or Morgan Stanley Wealth Management research analyst or report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®" and "S&P 500®" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones," "Dow Jones Industrial Average," "Dow Jones Indexes" and "DJIA" are service marks of Dow Jones Trademark Holdings LLC and have been licensed for use by Morgan Stanley.

© 2013 Morgan Stanley Smith Barney LLC. Member SIPC.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. July 2013